1
                                                                   EXHIBIT 99




Bruce L. Connery                    FOR RELEASE:  July 23, 1998
205 325 3898

Thomas W. Barker, Jr.
205 325 3586



    SONAT ANNOUNCES COMPLETION OF SONAT EXPLORATION RESTRUCTURING, SECOND
                             QUARTER RESULTS AND
                           DECLARATION OF DIVIDEND


      BIRMINGHAM, Ala. -- Ronald L. Kuehn, Jr., chairman, president and chief executive officer of Sonat Inc. (NYSE: SNT), today said that the company has completed the restructuring of its wholly owned Sonat Exploration Company that was announced in April. In addition to the steps previously announced, which include the sale of oil and natural gas properties having proved reserves of approximately 500 billion cubic feet of natural gas equivalent (Bcfe), the consolidation of business units from seven to three, and a substantial work force reduction, the company reviewed all of its oil and natural gas reserves during the quarter. Based on that review, Sonat Exploration has revised downward proved reserves by a net 199 Bcfe from year-end 1997 proved reserves and has impaired additional properties. A substantial portion of the additional impairment is in the Cotton Valley Pinnacle Reef trend following an unsuccessful exploratory well in the Opelika region of the play in June and poor well performance of recently completed wells in the Bear Grass area of the trend. The effect of the further impairments is substantially offset by the favorable results now expected from the property sales effort. Therefore, the after-tax restructuring charge estimated previously as being up to $275 million is $289 million, which was booked in the second quarter. As a result of the restructuring and giving effect to the sale of oil and gas properties, Sonat
Exploration's proved reserves as of June 30, 1998, are approximately 1.7 trillion cubic feet of natural gas equivalent. The property sales are expected to be completed during the third quarter.

      Going forward, Sonat expects its total unit costs, other than interest, to be $1.59 per thousand cubic feet of natural gas equivalent, down sharply from $1.89 in the first quarter of 1998. Sonat Exploration's total 1998 production, not including volumes from the properties being sold after the effective sales dates, is now expected to be 258 Bcfe.

      Commenting on the restructuring, Kuehn said, "While the restructuring process has been very difficult, we are glad to have it completed and behind us. The restructuring improves Sonat Exploration's profitability significantly. But most important, it allows us to focus on our excellent offshore and onshore opportunities."

                 Second Quarter and Year-to-Date Financial Results

     For the three months ended June 30, 1998, Sonat lost $258 million, or $2.32 per diluted share. After eliminating the effect of the previously described restructuring charge, the company earned $31 million, or $.28 per diluted share, compared with $17 million, or $.15 per diluted share, for the same 1997 period. The improvement in normalized earnings is primarily due to lower expenses at Sonat Exploration.

      For the first six months of 1998, the company's earnings were $69 million, or $.62 per diluted share, after eliminating the second quarter charge. This compares with $87 million, or $.77 per diluted share, for the first six months of 1997.

              Exploration and Production Results and Operations

     Sonat Exploration's earnings before interest and taxes (EBIT) for the second quarter of 1998 were $10 million, after eliminating the effect of the $445 million pre-tax second quarter charge. This compares with a loss of $10 million in the same 1997 period. The improvement is primarily due to a lower unit amortization rate and lower general and administrative costs. Total production rose from 73 Bcfe to 74 Bcfe. Second quarter 1998 production includes 14 Bcfe from properties that are being sold that was produced after the expected effective sales dates for those properties. The operating income generated by that production has been reserved and is therefore not reflected in the company's financial results.

2
      Realized natural gas prices for the second quarter of 1998 were $2.00 per thousand cubic feet (Mcf) as compared with $1.97 per Mcf last year. Realized oil prices were $13.00 per barrel compared with $19.30 per barrel last year.

               Natural  Gas  Transmission  Results and  Operations

     EBIT for the natural gas transmission segment was $63 million compared with $55 million in the second quarter of 1997. The improvement is primarily due to higher earnings at Citrus Corp. and equity earnings from the allowance for funds used during the construction of the Destin Pipeline. Southern Natural Gas Company's throughput rose from 236 Bcf to 240 Bcf due to cooler weather in April 1998 as well as volumes from new pipeline expansions.

                               Expansion Update

      Southern Natural has five expansion projects in various stages of construction or regulatory permitting, the company's share of which totals $294 million. During the second quarter, the Federal Energy Regulatory Commission approved a $52 million project that will supply 65 million cubic feet per day of firm capacity to customers in east Tennessee, northeast Alabama and northwest Georgia as well as an extension of the Destin Pipeline that will connect gas supplies being developed offshore Louisiana by CNG Producing Company and other producers. Both of these projects are scheduled for completion in late 1998.

                    Energy Services Results and Operations

     Financial results for the energy services segment improved from 1997 levels, as second quarter EBIT rose to $1.6 million from a loss of $.2 million in the second quarter of 1997. The improvement reflects higher volumes, better margins and the contribution of the Mid-Georgia Cogen plant, which began operations on June 1.

      Sonat Marketing Company's second quarter physical sales volumes were slightly below 1997 levels. Notional sales volumes from natural gas derivative transactions almost doubled, reflecting Sonat Marketing's expanding its financial transactions on behalf of customers and increasing reliance on financial transactions to manage basis positions.

      Sonat Power Marketing's second quarter volumes rose 42 percent from a year ago. Trading margins were also improved due to opportunities created by very volatile electric power prices during the second quarter.

      As previously mentioned, the Mid-Georgia Cogen plant, a 300-megawatt combined-cycle, natural gas-fueled peaking unit that is jointly owned by Sonat Energy Services Company and GPU International, Inc. began operations in June.
Operating results were better than expected due to very hot weather in the Southeast, which caused this facility to operate almost every day. Sonat Energy Services is pursuing additional power plant opportunities.

                              Dividend Approved

      Kuehn also announced that a regular quarterly dividend of $.27 per share was declared for Sonat's common stock. The dividend, payable on September 14, 1998, to stockholders of record on August 31, 1998, is the 238th consecutive quarterly dividend paid on the company's common stock.

      Sonat Inc., headquartered in Birmingham, is a diversified energy company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and energy services.

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3
          Cautionary Statement Concerning Forward-Looking Statements

This press release includes certain forward-looking statements, which are based on assumptions the company believes are reasonable, but a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in management's forward-looking statements. Such statements are made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The company believes that actual sales proceeds from its property divestiture program will equal or exceed current estimates. Final sales proceeds will be determined, however, only as such sales are closed.

Estimates of future production of oil and natural gas depend on a number of assumptions, including the timing and success of the company's drilling programs, performance of wells, expected levels of capital spending, and oil and natural gas prices. In addition, estimates of future unit costs of production depend on assumptions of production levels and expected future costs. Because of these and other variables, there can be no assurance that the actual level of production will equal projected volumes or that the actual future unit costs of production will equal the current estimate.

Additional factors that may affect the company can be found under the caption "Cautionary Statement Concerning Forward-Looking Statements" in the company's 1997 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the first quarter of 1998. These reports, which are filed with the Securities and Exchange Commission, are hereby referenced in their entirety for further information about the company, its operations and its financial statements.

                                # # #
                                                                         98-26

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SONAT INC. AND SUBSIDIARIES


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                                                         3 Months                           6 Months
                                                                  ----------------------             ----------------------
Periods Ended June 30,                                         1998            1997 (1)         1998            1997 (1)
---------------------------------------------------------------------------------------------------------------------------
                                                                      (In Thousands, Except Per-Share Amounts)

Revenues                                                     $  925,222         $856,130        $2,034,407       $1,979,795

Costs and Expenses                                            1,311,931          818,907         2,346,159        1,831,539
                                                             ----------         --------        ----------       ----------

Operating Income (Loss)                                        (386,709)          37,223          (311,752)         148,256

Other Income                                                     17,690           10,858            27,513           26,275
                                                             ----------         --------        ----------       ----------

Earnings (Loss) Before Interest
     and Taxes                                                 (369,019)          48,081          (284,239)         174,531

Interest Expense, Net                                           (32,281)         (23,681)          (60,787)         (45,309)
                                                             ----------         --------        ----------       ----------

Income (Loss) Before Income Taxes                              (401,300)          24,400          (345,026)         129,222

Income Tax Expense (Benefit)                                   (143,322)           7,549          (125,061)          42,504
                                                             ----------         --------        ----------       ----------


Net Income (Loss) (2)                                        $ (257,978)        $ 16,851        $ (219,965)      $   86,718
                                                             ==========         ========        ==========       ==========


Earnings (Loss) Per Share of Common
     Stock                                                   $    (2.34)        $    .15        $    (2.00)      $      .79
                                                             ==========         ========        ==========       ==========

Earnings (Loss) Per Share of Common
     Stock-Assuming Dilution                                 $    (2.32)        $    .15        $    (1.98)      $      .77
                                                             ==========         ========        ==========       ==========

Weighted Average Shares
     Outstanding                                                110,049          110,185           110,008          110,285
                                                             ==========         ========        ==========       ==========

Weighted Average Shares
     Outstanding-Assuming Dilution                              111,057          111,883           111,060          111,915
                                                             ==========         ========        ==========       ==========

Cash Dividends Paid Per Common Share                         $      .27         $    .27        $      .54       $      .54
                                                             ==========         ========        ==========       ==========


---------------------------------------------------------------------------------------------------------------------------


(1) The 1997 information has been restated to reflect the Company's merger with Zilkha Energy Company on January 30, 1998, which was accounted for as a pooling of interests.

(2) Net income for both 1998 periods includes a charge for restructuring and impairment costs related to the Company's oil and gas operations of $289.1 million, or $2.63 per share ($2.60 per share diluted).



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5

SONAT INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA
(Unaudited)

                                                                         3 Months                           6 Months
                                                                   ---------------------             ---------------------
Periods Ended June 30,                                         1998              1997           1998              1997
--------------------------------------------------------------------------------------------------------------------------
                                                                                   (In Thousands)
BUSINESS SEGMENTS
    Revenues:
       Exploration and production                             $ 148,270        $ 151,991        $  310,173       $  357,620
       Natural gas transmission                                  95,500          103,382           201,001          202,548
       Energy services                                          800,164          696,425         1,737,219        1,656,204
       Other                                                      9,958           12,472            22,334           21,368
       Intersegment revenue                                    (128,670)        (108,140)         (236,320)        (257,945)
                                                              ---------        ---------        ----------       ----------
                                                              $ 925,222        $ 856,130        $2,034,407       $1,979,795
                                                              =========        =========        ==========       ==========


    Operating Income (Loss):
       Exploration and production                             $(435,442)       $ (10,629)       $ (422,565)      $   50,189
       Natural gas transmission                                  45,614           45,230           104,894           92,040
       Energy services                                            2,175             (441)            3,324            1,055
       Other, net of corporate
          expenses                                                  944            3,063             2,595            4,972
                                                              ---------        ---------        ----------       ----------
                                                              $(386,709)       $  37,223        $ (311,752)      $  148,256
                                                              =========        =========        ==========       ==========


    Earnings (Loss) Before Interest
       and Taxes:
          Exploration and production                          $(435,178)       $ (10,152)       $ (422,141)      $   52,750
          Natural gas transmission                               63,147           55,052           132,062          115,156
          Energy services                                         1,644             (170)            2,480              754
          Other                                                   1,368            3,351             3,360            5,871
                                                              ---------        ---------        ----------       ----------
                                                              $(369,019)       $  48,081        $ (284,239)      $  174,531
                                                              =========        =========        ==========       ==========


INTEREST EXPENSE, NET:
    Interest income                                           $   1,063        $   1,013        $    3,263       $    2,195
    Interest expense                                            (34,792)         (26,518)          (66,922)         (51,371)
    Interest capitalized                                          1,448            1,824             2,872            3,867
                                                              ---------        ---------        ----------       ----------
                                                              $ (32,281)       $ (23,681)       $  (60,787)      $  (45,309)
                                                              =========        =========        ==========       ==========



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6

SONAT INC. AND SUBSIDIARIES

OPERATIONAL DATA
(Unaudited)

Exploration and Production

                                                                         Three Months                        Six Months
                                                                        Ended June 30,                     Ended June 30,
                                                                      ------------------                 ----------------
                                                                   1998             1997              1998             1997
                                                                   ----             ----              ----             ----

Net Sales Volumes:
    Gas (Bcf)                                                        60               62               123              129
    Oil and condensate (MBbls)                                    1,784            1,312             3,734            2,706
    Natural gas liquids (MBbls)                                     591              414             1,175              796

Average Sales Prices:
    Gas ($/Mcf)                                                  $ 2.00           $ 1.97            $ 2.01           $ 2.26
    Oil and condensate ($/Bbl)                                    13.00            19.30             13.92            20.65
    Natural gas liquids ($/Bbl)                                    8.81             8.39              9.27            12.41
---------------------------------------------------------------------------------------------------------------------------


Natural Gas Transmission

                                                                         Three Months                        Six Months
                                                                        Ended June 30,                     Ended June 30,
                                                                      ------------------                 ----------------
                                                                   1998             1997              1998             1997
                                                                   ----             ----              ----             ----
                                                                                    (Billion Cubic Feet)
Southern Volumes:
    Market transportation                                           137              136               322              306
    Supply transportation                                           103              100               198              180
                                                                  -----            -----             -----            -----
       Total Volumes                                                240              236               520              486
                                                                  =====            =====             =====            =====

Florida Gas Volumes (100%)                                          118              130               220              235
                                                                  =====            =====             =====            =====
---------------------------------------------------------------------------------------------------------------------------




Energy Services

                                                                         Three Months                        Six Months
                                                                        Ended June 30,                     Ended June 30,
                                                                      ------------------                 ----------------
                                                                   1998             1997              1998             1997
                                                                   ----             ----              ----             ----
Physical Volumes:
    Sonat Marketing Sales Volumes (100%)
       (Billion Cubic Feet)                                         284              299               644              603
                                                                  =====            =====             =====            =====

    Sonat Power Marketing Sales Volumes (100%)
       (Thousands of Megawatt Hours)                              2,729            1,921             5,899            3,318
                                                                  =====            =====             =====            =====

Financial Settlements (Notional):
    (Bcf/d)                                                         7.3              3.0               7.0              3.0
                                                                  =====            =====             =====            =====




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